UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 10, 2011
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
          On June 10, 2011, A. Schulman, Inc. (the “Company”) appointed Joseph J. Levanduski as its Vice President, Chief Financial Officer and Treasurer. The Company also entered into an employment agreement with Mr. Levanduski (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. A copy of the press release issued by the Company relative to the retention of Mr. Levanduski is attached hereto as Exhibit 99.1 and incorporate by reference herein.
          Mr. Levanduski, age 48, previously served as Senior Vice President and Chief Financial Officer for Hawk Corporation, a publicly traded manufacturer of friction products, which was acquired by Carlisle Companies Incorporated in late 2010. Prior to that, Mr. Levanduski held various positions within Hawk, including director of corporate development and corporate controller. Before joining Hawk, Mr. Levanduski was a controller with Plasti-Kote Company, a manufacturer and distributor of consumer aerosol and specialty paint products which was acquired by Valspar Corporation in 1998. Mr. Levanduski received a master of business administration degree from Case Western Reserve University and a bachelor’s degree in accounting from Cleveland State University.
          The following is a summary of the material terms of the Agreement, which is qualified in its entirety by the text of the Agreement. The term of the Agreement commences the date Mr. Levanduski begins his employment with the Company, June 10, 2011 and ends on December 31, 2014.
•	The beginning annual base salary for Mr. Levanduski (which may not be decreased except as a result of Disability, as such term is defined in the Agreement) will be $371,500 and may be increased, from time to time, by the Company’s Board of Directors.

•	Mr. Levanduski will be eligible to participate in the Company’s bonus program for senior executives, with a target level of 50% of base salary and leverage ranging from zero to 200% based upon the achievement of various financial goals and operating metrics, as well as an assessment of Mr. Levanduski’s individual performance.

•	Mr. Levanduski will also be eligible to receive fringe benefits made generally available to the Company’s executives in accordance with Company policies and will be eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

•	Upon termination of Mr. Levanduski’s employment during the term of the Agreement, Mr. Levanduski may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, in relation to a Change-in-Control, a Resignation for Cause by Mr. Levanduski or by reason of Mr. Levanduski’s death or Disability (as such terms are defined in the Agreement). In the event the Company terminates Mr. Levanduski’s employment without Cause or Mr.

Levanduski elects a Resignation for Cause prior to the expiration of the Agreement and prior to a Change-in-Control, Mr. Levanduski shall receive: (i) his salary for the remaining term of the Agreement; (ii) a bonus on each October 31 during the remaining term of the Agreement in an amount equal to $185,750; (iii) pro rata vesting of any outstanding equity award which has time-based vesting; and (iv) pro rata vesting of any outstanding equity award which has performance-based vesting, if, and only if, at the end of the applicable performance period the performance criteria for each performance-based award is achieved. In the event Mr. Levanduski is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of Mr. Levanduski’s salary for 24 months to a designated beneficiary. In the event that Mr. Levanduski becomes Disabled, the Company shall pay Mr. Levanduski 60% of his base salary during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Levanduski; provided, however, that the 60% payments shall continue for the remainder of the 24-month period.

•	In the event Mr. Levanduski is terminated by the Company, or he voluntarily terminates his employment for Good Reason, following a Change-in-Control event and prior to the end of a Change-in-Control Protection Period for any reason, except (i) termination by the Company for Cause, (ii) termination by reason of death or Disability or (iii) termination by Mr. Levanduski without Good Reason (as such terms are defined in the Agreement), Mr. Levanduski shall be paid a lump sum amount equal to two times the sum of: (1) the higher of (a) Mr. Levanduski’s base salary in effect immediately prior to the Change-in-Control event or (b) in effect on the date of notice of his termination; and (2) the higher of (x) the annual bonus earned by Mr. Levanduski in respect of the Company’s fiscal year immediately preceding that in which the date of termination occurs, (y) the average annual bonus earned in respect of the three fiscal years immediately preceding that in which the Change in Control occurs or (z) $185,750. Additionally, Mr. Levanduski shall receive certain insurance benefits for 18 months from the date of termination.

•	Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Agreement, for a period of one year following any termination of Mr. Levanduski’s employment, Mr. Levanduski shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

•	Under the terms of the Agreement, Mr. Levanduski is not entitled to receive a tax gross up from the Company for any excise tax imposed upon him under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations promulgated thereunder. In the event that any payments or benefits paid or payable to Mr. Levanduski pursuant to the Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Levanduski shall receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
              (d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, by and between A. Schulman, Inc. and Joseph J. Levanduski, dated June 10, 2011 (filed herewith).

99.1	Press Release, dated June 13, 2011 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: June 13, 2011

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